Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of DCAP Group, Inc. on Form S-8 of our report dated February 5, 2003 (except for
Note 22b for which the date is March 5, 2003), with respect to the consolidated financial statements of DCAP Group, Inc. and Subsidiaries as of December 31, 2002 and for the two years then ended included in its Annual Report on Form 10-KSB for the year ended December 31, 2002.



/s/ HOLTZ RUBENSTEIN & CO., LLP
--------------------------------
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
March 24, 2003



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